EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-15187) and the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-44881) of our report dated March 3, 1998, which appears on page 48 of Triangle Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


PRICE WATERHOUSE LLP

Raleigh, North Carolina
March 6, 1998


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